Exhibit 21
SUBSIDIARIES OF REGISTRANT

General Electric Company’s principal affiliates as of December 31, 2024, are listed below. All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary.

AFFILIATES OF REGISTRANT INCLUDED IN REGISTRANT’S FINANCIAL STATEMENTS

	Percentage of voting
	securities directly or	State or Country
	indirectly owned by	of incorporation
	registrant (1)	or organization
AIRCRAFT SERVICES CORPORATION	100	Nevada
Arcam AB	100	Sweden
Avio Inc.	100	Delaware
Bank BPH SpóBka Akcyjna	100	Poland
CALGEN Holdings, Inc.	100	Delaware
Concept Laser GmbH	100	Germany
EFS Renewables Holdings, LLC	100	Delaware
Employers Reassurance Corporation	100	Kansas
Engine Investments Holding Company	100	Delaware
ERC Long Term Care Solutions, Inc.	100	Delaware
GE Aerospace AC Holdings, Inc.	100	Delaware
GE AEROSPACE POLAND Sp. z o.o.	100	Poland
GE Aircraft Engine Services Limited	100	United Kingdom & Northern Ireland
GE Albany CH GmbH	100	Switzerland
GE Aviation Czech s.r.o.	100	Czech Republic
GE Aviation Distribution Japan Co., Ltd.	100	Japan
GE Aviation Materials, Inc.	100	Delaware
GE Aviation Netherlands B.V.	100	Netherlands
GE Aviation Systems Group Limited	100	United Kingdom & Northern Ireland
GE Aviation Systems Limited	100	United Kingdom & Northern Ireland
GE Aviation Systems LLC	100	Delaware
GE Aviation Systems North America LLC	100	Delaware
GE Aviation Systems Technology LLC	100	Delaware
GE Aviation UK	100	United Kingdom & Northern Ireland
GE Aviation, Engine Services - Singapore Pte. Ltd.	100	Singapore
GE Avio S.r.l.	100	Italy
GE Caledonian Limited	100	United Kingdom & Northern Ireland
GE Capital Australia Funding Pty Ltd	100	Australia
GE Capital DG2 Holdings LLC	100	Delaware
GE Capital European Treasury Services Ireland Unlimited Company	100	Ireland
GE Capital Global Holdings, LLC	100	Delaware
GE Capital International 4 Limited	100	United Kingdom & Northern Ireland
GE Capital International Funding Company Unlimited Company	100	Ireland
GE Capital International Holdings Limited	100	United Kingdom & Northern Ireland
GE Capital International Limited	100	United Kingdom & Northern Ireland
GE Capital NALH Holdings, LLC	100	Delaware
GE Capital Treasury Services (U.S.) LLC	100	Delaware
GE Capital US Holdings, Inc.	100	Delaware
GE Celma LTDA	100	Brazil
GE Engine Services - Dallas, LP	100	Delaware
GE Engine Services - Miami, Inc.	100	Delaware
GE Engine Services Distribution, L.L.C.	100	Delaware
GE Engine Services Malaysia Sdn. Bhd.	100	Malaysia
GE Engine Services UNC Holding I, Inc.	100	Delaware

	Percentage of voting
	securities directly or	State or Country
	indirectly owned by	of incorporation
	registrant (1)	or organization
GE Engine Services, LLC	100	Delaware
GE Evergreen Engine Services Corporation	51	Taiwan
GE Financial Funding Unlimited Company	100	Ireland
GE Financial Holdings Unlimited Company	100	Ireland
GE Financial Ireland Unlimited Company	100	Ireland
GE GMC Holdings Inc.	100	Delaware
GE HOLDINGS LUXEMBOURG & CO S.a.r.l.	100	Luxembourg
GE India Industrial Pvt Ltd	100	India
GE Industrial Consolidation Limited	100	United Kingdom & Northern Ireland
GE Infrastructure Aviation	100	United Kingdom & Northern Ireland
GE Investment Management Corp.	100	Delaware
GE Ireland USD Holdings Unlimited Company	100	Ireland
GE Italia Holding S.r.l.	100	Italy
GE LIGHTING SYSTEMS S.R.L.	100	Italy
GE Mexico, S.de R.L. de C.V.	100	Mexico
GE Military Systems	100	Delaware
GE Mobile Interim Solutions, LLC	100	Delaware
GE Money Servicing Limited	100	United Kingdom & Northern Ireland
GE Oil & Gas US Holdings I, Inc.	100	Delaware
GE On Wing Support, Inc.	100	Delaware
GE Passport, LLC	63	Delaware
GE SCF SOCIETE EN COMMANDITE PAR ACTIONS	100	France
GE Treasury Services Industrial Ireland Limited	100	Ireland
GE UK Group	100	United Kingdom & Northern Ireland
GEAE Technology, Inc.	100	Delaware
GEH HOLDINGS	100	United Kingdom & Northern Ireland
General Electric Deutschland Holding GmbH	100	Germany
General Electric Services (Bermuda) Ltd.	100	Bermuda
IGE USA Investments Limited	100	United Kingdom & Northern Ireland
Inland Empire Energy Center, LLC	100	Delaware
Johnson Technology, Inc.	100	Delaware
Sentinel Protection & Indemnity Company	100	New York
Union Fidelity Life Insurance Company	100	Kansas
Unison Engine Components Inc.	100	Delaware
Unison Industries, LLC	100	Delaware
US Wind Group Holdings, LLC	100	Delaware
(1)    With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in above percentages.